                                                                   EXHIBIT 3.1

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                         GODIGITAL NETWORKS CORPORATION


     GoDigital Networks Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is GoDigital Networks Corporation. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on November 19, 1999.

     B. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions Sections 211 and 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

     C. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates the provisions of the Certificate of Incorporation of this corporation.

     D. The Certificate of Incorporation is hereby restated in its entirety to read as follows:

                                 "ARTICLE I

                                    NAME
                                    ----

     The name of this corporation is GoDigital Networks Corporation (hereinafter, the "Company").

                                 ARTICLE II

                              REGISTERED OFFICE
                              -----------------

     The address of the Company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.


                                 ARTICLE III

                                   PURPOSE
                                   -------

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                 ARTICLE IV

                                    STOCK
                                    -----

     The Company is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of capital stock this Company shall have authority to issue is 47,370,943. The total number of shares of Common this Company shall have authority to issue is 40,000,000, $0.001 par value. The total number of shares of Preferred this Company shall have authority to issue is 7,370,943, $0.001 par value.

     There shall be five series of Preferred Stock: one series designated Series A Preferred Stock (the "Series A Preferred"), one series designated Series B Preferred Stock (the "Series B Preferred"), one series designated Series C Preferred Stock (the "Series C Preferred"), one series designated Series D Preferred Stock (the "Series D Preferred") and one series designated Series E Preferred Stock (the "Series E Preferred"). The number of shares constituting the Series A Preferred shall be 2,678,500, the number of shares constituting the Series B Preferred shall be 1,339,250, the number of shares constituting the Series C Preferred shall be 1,992,476, the number of shares constituting the Series D Preferred shall be 440,717 and the number of shares constituting the Series E Preferred shall be 920,000.

     Upon the automatic conversion of all outstanding shares of Preferred in accordance with the provisions of Article IV, Section 4(b) of this Certificate of Incorporation (the "Automatic Conversion Event"), the Company shall immediately thereafter be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. Immediately following any Automatic Conversion Event, the total number of shares of Common Stock which the Company shall have the authority to issue shall be 100,000,000, $0.001 par value, and the total number of shares of Preferred Stock the Company shall have the authority to issue shall be 1,000,000, $0.001 par value. Immediately following any Automatic Conversion Event, the Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.

     Immediately following any Automatic Conversion Event, the Board of Directors of the Company is authorized, without the further consent or approval of the stockholders of the Company to amend and restate this Restated Certificate of Incorporation to show the authorized classes of capital stock as set forth in the preceding paragraph and to eliminate all references in this Restated Certificate of Incorporation to the rights, preferences, privileges and restrictions of the series of Preferred Stock including those set forth below this paragraph in this Article IV (and, in connection with any such amendment and restatement, to renumber the remaining Articles, if necessary).

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred (collectively, the "Preferred Stock") are as follows:

     1.  Dividends.  The holders of outstanding shares of Series A Preferred,
         ---------
Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the Company) on the Common Stock of the Company, non-cumulative dividends in cash at the rate of $0.05 per share of Series A Preferred, $0.10 per share of Series B Preferred, $0.18 per share of Series C Preferred, $.35 per share of Series D Preferred and $0.63 per share of Series E Preferred, per annum, as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits, or similar events (collectively, a "Recapitalization Event"). Dividends, if paid or declared, must be paid or set apart for payment on all outstanding series of Preferred Stock contemporaneously, and if less than full dividends are paid or declared and set apart for payment on all outstanding Preferred Stock, then the same percentage of the respective dividend rate on each outstanding series of Preferred Stock shall be paid on or declared and set apart.

     2.  Liquidation Preference.
         ----------------------
         (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock, by reason of their ownership thereof, an amount equal to $1.00 for each outstanding share of Series A Preferred (the "Series A Original Issue Price"), as adjusted for any Recapitalization Event, (ii) $2.00 for each outstanding share of Series B Preferred (the "Series B Original Issue Price"), as adjusted for any Recapitalization Event, (iii) $3.61 for each outstanding share of Series C Preferred (the "Series C Original Issue Price"), as adjusted for any Recapitalization Event, (iv) $7.00 for each outstanding share of Series D Preferred (the "Series D Original Issue Price"), as adjusted for any Recapitalization Event, and $12.50 for each outstanding share of Series E Preferred (the "Series E Original Issue Price"), as adjusted for any Recapitalization Event, plus all declared but unpaid dividends, if any; such Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price and Series E Original Issue Price are collectively referred to herein as the "Original Issue Price." If upon the occurrence of such event, the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets of the Company legally available for distribution shall be distributed to the holders of all series of the Preferred Stock in proportion to the Original Issue Price of the respective series of Preferred Stock held by such holders.

         (b) After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the full amounts to which they shall be entitled pursuant to Section 2(a) above, all remaining assets available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

         (c) A consolidation or merger of the Company with or into any other corporation or corporations in which the shareholders of the Company immediately prior to such consolidation or merger shall own less than fifty percent (50%) of the voting securities of the surviving corporation, or a sale of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2.

     3.  Redemption.  The Preferred Stock shall not be redeemable.
         ----------
     4.  Conversion. The holders of the Preferred Stock shall have conversion
         ----------
rights (the "Conversion Rights") as follows:

         (a) Subject to subparagraph (d) of this Section 4, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, in the case of the Series A Preferred, by dividing the Series A Original Issue Price (as defined in Section 2(a) hereof) by the then-effective Series A Conversion Price (as defined below), as last adjusted and then currently in effect, in the case of the Series B Preferred, by dividing the Series B Original Issue Price (as defined in Section 2(a) hereof) by the then-effective Series B Conversion Price (as defined below), as last adjusted and then currently in effect, in the case of the Series C Preferred, by dividing the Series C Original Issue Price (as defined in Section 2(a) hereof) by the then-effective Series C Conversion Price (as defined below), as last adjusted and then currently in effect, in the case of the Series D Preferred, by dividing the Series D Original Issue Price (as defined in
Section 2(a) hereof) by the then-effective Series D Conversion Price (as defined below), as last adjusted and then currently in effect and, in the case of the Series E Preferred, by dividing the Series E Original Issue Price (as defined in Section 2(a) hereof) by the then-effective Series E Conversion Price (as defined below), as last adjusted and then currently in effect. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series A Preferred Stock after the date hereof shall be $0.50 (the "Series A Conversion Price"); provided, however, that such Series A Conversion Price shall be subject to adjustment as set forth in subparagraph (d) of this Section 4. The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series B Preferred Stock after the date hereof shall be $1.00 (the "Series B Conversion Price"); provided, however, that such Series B Conversion Price shall be subject to adjustment as set forth in subparagraph (d) of this
Section 4. The Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series C Preferred Stock after the date hereof shall be $1.805 (the "Series C Conversion Price"); provided, however, that such Series C Conversion Price shall be subject to adjustment as set forth in subparagraph (d) of this Section 4. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series D Preferred Stock after the date hereof shall be $2.50 (the "Series D Conversion Price"); provided, however, that such Series D Conversion Price shall be subject to adjustment as set forth in subparagraph (d) of this Section 4. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of the Series E Preferred Stock shall be $6.25 (the "Series E Conversion Price"); provided, however, that such Series E Conversion Price shall be subject to adjustment as set forth in subparagraph (d) of this Section 4. The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price collectively shall hereinafter be referred to as the "Conversion Price."

         (b) Each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price for such series (x) immediately upon the closing of the issuance of shares following the effectiveness of a registration statement under the Securities Act of 1933, as amended, (other than a registration statement relating solely to the sale of securities to employees of the Company or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction), pursuant to a firm commitment underwriting and covering the offer and sale of the Company's Common Stock at a price not less than $4.00 per share for the Series A Preferred and Series B Preferred, $7.00 per share for the Series C Preferred and Series D Preferred and $12.50 per share for the Series E Preferred (in each case subject to appropriate adjustment as provided in subparagraph (d) of this Section 4) the aggregate proceeds to the Company of which would, at the public offering price, exceed $10,000,000, or (y) immediately following the affirmative vote of the holders of two-thirds (2/3) of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting as a single class on an as-converted basis, outstanding at the time of such vote.

         (c)  Mechanics of Conversion.
              -----------------------

              Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

         (d)  Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

               (i)  Special Definitions. For purposes of this Section 4(d),
                    -------------------
the following definitions shall apply:

                    (1)  Options' shall mean rights, options or warrants to
                         -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2)  'Original Issue Date' shall mean the date on which
                          -------------------
the first share of the applicable series of Preferred Stock was first issued.

                    (3)  Convertible Securities' shall mean any evidences of
                         ----------------------
indebtedness, shares (other than the Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (4)  Additional Shares of Common Stock' shall mean all
                         ---------------------------------
shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Company after the applicable Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                         (A)  upon conversion of the Preferred Stock into
Common Stock;

                         (B)  to officers, directors, and employees of, and
consultants to, the Company pursuant to plans, arrangements or agreements approved by the Board of Directors;

                         (C)  as a dividend or distribution on Preferred Stock
or any event for which adjustment is made pursuant to subparagraph (d)(ii) hereof;

                         (D)  upon the issuance of warrants or options to
purchase shares of Common Stock or Preferred Stock convertible into shares of Common Stock, in either case in conjunction with equipment lease transactions, loan guarantees, commercial loans, bank financing transactions or technology licenses approved by the Board of Directors, and the issuance of stock upon exercise of such warrants or options or conversion of such Preferred Stock;

                         (E)  in connection with the sale of all or
substantially all of the Company's assets or the merger or consolidation with any other corporation in which more than fifty percent (50%) of the voting power of the Company is disposed of;

                         (F)  by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E) or this clause
(F) or on shares of Common Stock so excluded.

                   (ii) No Adjustment of Conversion Price. No adjustment in
                        ---------------------------------
the respective Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the respective Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                   (iii)  Deemed Issue of Additional Shares of Common Stock.
                          -------------------------------------------------
Except as otherwise provided in Section 4(d)(ii), in the event the Company at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any anti-dilution provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to the Preferred Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price of the applicable series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                         (B)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance (and any other deemed issuance) of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                         (iv)  Adjustment of Conversion Price Upon Issuance of
                               -----------------------------------------------
Additional Shares of Common Stock. In the event the Company shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect on the date of and immediately prior to such issue, as the case may be, then, and in such event, the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and/or the Series E Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or the Series E Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or the Series E Conversion Price, as applicable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of outstanding Options, Convertible Securities and the Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                         (v)  Determination of Consideration. For purposes of
                              ------------------------------
this Section 4(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (1)  Cash and Property:  Such consideration shall:
                                  -----------------
                                  (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                  (B)  insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                  (C)  in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                             (2)  Options and Convertible Securities. The
                                  ----------------------------------
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                  (A)  the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any anti-dilution provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                  (B)  the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any anti-dilution provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities .

       (e)  Adjustments to Conversion Price for Certain Other Events.
            --------------------------------------------------------

            (i)  Adjustments for Subdivisions, Combinations or Consolidation
                 -----------------------------------------------------------
of Common Stock. In the event the outstanding shares of Common Stock shall be
---------------
subdivided (by stock split, stock dividend, or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (ii) Adjustments for Other Distributions. In the event the Company
                 -----------------------------------
at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their respective Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Stock.

            (iii)  Adjustments for Reclassification, Exchange and
                   ----------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Preferred
------------
Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the respective Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

       (f)  No Impairment. Unless approved in accordance with Section 6(a)
            -------------
below, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

       (g)  No Fractional Shares and Certificate as to Adjustments.
            ------------------------------------------------------

            (i) No fractional shares shall be issuable upon conversion; and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (g), be deliverable upon conversion of the Preferred Stock then being converted by a shareholder, the Company shall pay to the holders of such converted stock an amount in cash equal to the current market value of such fractional interest, as determined in good faith by the Board of Directors.

            (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate of its Chief Financial Officer setting forth such adjustment or readjustment. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

       (h)  Notices of Record Date. In the event of any taking by the Company
            ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       (i)  Reservation of Stock Issuable Upon Conversion. The Company shall
            ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given three (3) days after deposit in the United States first class, certified or registered mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company, or upon receipt if delivered by courier.

     5.  Voting Rights.
         -------------
         (a) Except as otherwise required by law or by Section 6 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such respective share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could then be converted) be rounded to the nearest whole number.

         (b) So long as 500,000 shares of Series C Preferred (as adjusted for any Recapitalization Event) are outstanding, the holders of the Series C Preferred, voting as a separate class, shall be entitled to elect one (1) director. The holders of the Common Stock and the holders of the Preferred, voting together as a single class, shall be entitled to elect all other directors. Any vacancy in the Board of Directors occurring because of the death, resignation, or removal of a director elected by the holders of the outstanding class with voting power entitled to elect him or her shall be filled by the vote or written consent of the holders of the outstanding class with voting power entitled to elect him or her or, in the absence of action by such holders, by action of the remaining directors. A director may be removed with or without cause by the voter consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the California Corporations Code.

     6.  Covenants.  In addition to any other rights provided by law, the
         ---------
Company shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of Preferred Stock, voting together as a class:

         (a) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation if such action would adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock; or

         (b)  increase the number of authorized shares of Preferred Stock; or

         (c) take any action that reclassifies any outstanding shares of this Company's capital stock into capital stock having, or authorize shares of any equity security having, any preference or priority superior to or on a parity with any preference or priority of the Preferred Stock; or

         (d) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

         (e)  effect a recapitalization of the Company.

     7.  Status of Converted Stock. In case any shares of Preferred Stock
         -------------------------
shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be reissuable.


                                  ARTICLE V

                                  EXISTENCE
                                  ---------

     The Company is to have perpetual existence.

                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

     1. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which constitute the whole Board of Directors of the Company shall be designated in the Bylaws of the Company.

     2. At such time as a Registration Statement regarding the sale of the Company's Common Stock to the public is declared effective by the Securities and Exchange Commission, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     3. Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company entitled to vote generally in the election of directors ("Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     5. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the corporation's Bylaws by the stockholders of this Company: 2.2 (Annual Meeting) and 2.3 (Special Meeting).

     6. No action shall be taken by the stockholders of the Company except at an annual or special meeting of the stockholders called in accordance with the Bylaws.

     7. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

                                 ARTICLE VII

                  AMENDMENT OF CERTIFICATE OF INCORPORATION
                  -----------------------------------------

     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal ARTICLE VI or this ARTICLE VII.

     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in this ARTICLE VII, and all rights conferred upon the stockholders herein are granted subject to this right.


                                ARTICLE VIII

                             AMENDMENT OF BYLAWS
                             -------------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of this Company.

                                 ARTICLE IX

                               INDEMNIFICATION
                               ---------------

     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of this Company shall be indemnified by the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Company and the Company may indemnify any other employee or agent.

     3. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Company's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                  ARTICLE X

                           MEETING OF STOCKHOLDERS
                           -----------------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.


                                 ARTICLE XI

                             STOCKHOLDER NOTICES
                             -------------------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Company.

                                  ARTICLE XII

                               CUMULATIVE NOTING
                               -----------------

     Until a Registration Statement regarding the sale of the Company's Common Stock to the public is declared effective by the Securities and Exchange Commission, stockholders shall be entitled to cumulative voting rights as set forth in this Article XII and the Bylaws of the Company. At all elections of directors of the Company, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares of stock multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit. As of the date that a Registration Statement regarding the sale of the Company's Common Stock to the public is declared effective by the Securities and Exchange Commission, this Article XII shall no longer be effective and may be deleted herefrom upon any restatement of this Certificate of Incorporation."

          The undersigned certifies under penalty of perjury that the foregoing Restated Certificate of Incorporation of GoDigital Networks Corporation is the act and deed of this corporation and that the statements therein are true.

          IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Restated Certificate of Incorporation to be signed by Dennis Haar, its President and Chief Executive Officer, effective as of December 20, 1999.



                                        GODIGITAL NETWORKS CORPORATION


                                        By:     /s/ DENNIS HAAR
                                               --------------------
                                               Dennis Haar
                                               President and
                                               Chief Executive Officer